Exhibit 99

Snap-on Announces Second Quarter 2013 Results

Diluted EPS of $1.50 increases 15.4%;
Sales of $764.1 million up 3.6% over 2012 levels;
Operating earnings before financial services improves to 15.4% of sales

KENOSHA, Wis.--(BUSINESS WIRE)--July 18, 2013--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2013.

  Sales of $764.1 million increased $26.2 million, or 3.6%, from 2012 levels; excluding $4.7 million of unfavorable foreign currency translation and $8.5 million of sales from the previously announced May 2013 acquisition of Challenger Lifts, Inc. (“Challenger”), organic sales increased 3.1%.
  Operating earnings before financial services of $117.8 million, or 15.4% of sales, compares with $104.6 million, or 14.2% of sales, last year.
  Restructuring costs totaled $1.8 million in the quarter; restructuring costs of $10.2 million in the second quarter of 2012 included $6.8 million for the settlement of a pension plan. Stock-based and mark-to-market expenses in the quarter increased $4.4 million from 2012 levels.
  Financial services operating earnings of $30.6 million increased $5.0 million from 2012 levels.
  Consolidated operating earnings of $148.4 million improved to 18.4% of revenues (net sales plus financial services revenue) as compared to $130.2 million, or 16.7% of revenues, last year.
  Net earnings of $88.4 million, or $1.50 per diluted share, compares with net earnings of $76.4 million, or $1.30 per diluted share, a year ago.

“We believe our performance in the second quarter reaffirms Snap-on’s strengths in serving serious professionals performing critical repairs around the world every day,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “Again this quarter, we achieved higher year-over-year sales and increased operating income in spite of ongoing headwinds in specific parts of our business, and we continued to progress in those strategic areas of importance that we’ve identified as being decisive to our future. For example, our recent acquisition of Challenger Lifts in the second quarter broadens our established capabilities and furthers our advancement along the growth runway of expanding with repair shop owners and managers. Finally, I thank our franchisees and associates worldwide for their significant dedication and contributions, without which these results would not have been possible.”

Segment Results

Commercial & Industrial Group segment sales of $266.2 million in the quarter decreased $17.2 million, or 6.1%, from 2012 levels primarily due to lower sales to the military and in the segment’s European-based hand tools business. Excluding $2.1 million of unfavorable foreign currency translation, organic sales in the quarter decreased 5.4%.

Operating earnings of $33.6 million in the period increased $0.8 million from 2012 levels, and the operating margin (operating earnings as a percentage of segment sales) of 12.6% improved from 11.6% a year ago.

Snap-on Tools Group segment sales of $346.2 million in the quarter rose $21.2 million, or 6.5%, from 2012 levels, reflecting sales gains across both the company’s U.S. and international franchise operations. Excluding $1.5 million of unfavorable foreign currency translation, organic sales increased 7.0%.

Operating earnings of $54.5 million in the period increased $10.0 million from 2012 levels and the operating margin of 15.7% compared with 13.7% a year ago. Operating earnings in 2013 includes $0.2 million of restructuring costs; operating earnings in the second quarter of 2012 included $6.9 million of restructuring costs largely for a pension plan settlement. Operating earnings in 2013 also includes $1.8 million of higher stock-based and mark-to-market expenses associated with the company’s franchisee stock purchase plan.

Repair Systems & Information Group segment sales of $246.2 million in the quarter increased $18.8 million, or 8.3%, from 2012 levels. Excluding $8.5 million of sales from the Challenger acquisition and $0.8 million of unfavorable foreign currency translation, organic sales in the quarter rose 4.9%, primarily due to higher sales to Original Equipment Manufacturer (OEM) dealerships and gains in sales of diagnostics and repair information products to independent repair shop owners and managers.

Operating earnings of $56.7 million in the period increased $4.5 million from 2012 levels; the operating margin was 23.0% in both the second quarters of 2013 and 2012.

Financial Services operating earnings of $30.6 million on revenue of $44.5 million in the quarter compared with operating earnings of $25.6 million on revenue of $39.9 million a year ago.

Corporate expenses of $27.0 million in the quarter increased from $24.9 million last year, primarily due to $2.6 million of higher stock-based and mark-to-market expenses.

Outlook

In 2013, Snap-on expects to continue with the advancement of its strategic framework designed to enhance its mobile tool distribution network, expand in the vehicle repair garage, extend to critical industries and build in emerging markets. In pursuit of these initiatives, Snap-on continues to anticipate that capital expenditures in 2013 will be in a range of $70 million to $80 million. Snap-on also expects that its full year 2013 effective income tax rate will be comparable to its 2012 rate.

Conference Call and Webcast July 18, 2013, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, July 18, 2013, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, including the accompanying slide presentation, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $2.9 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Net sales	$764.1	$737.9	$1,505.8	$1,473.1
Cost of goods sold	(390.9)	(388.0)	(775.7)	(775.5)
Gross profit	373.2	349.9	730.1	697.6
Operating expenses	(255.4)	(245.3)	(504.5)	(495.5)
Operating earnings before financial services	117.8	104.6	225.6	202.1

Financial services revenue	44.5	39.9	88.5	77.9
Financial services expenses	(13.9)	(14.3)	(27.4)	(28.4)
Operating earnings from financial services	30.6	25.6	61.1	49.5

Operating earnings	148.4	130.2	286.7	251.6
Interest expense	(13.8)	(13.9)	(27.4)	(27.8)
Other income (expense) – net	(1.7)	0.1	(2.3)	(0.3)
Earnings before income taxes and
equity earnings	132.9	116.4	257.0	223.5
Income tax expense	(42.5)	(38.3)	(81.3)	(73.5)
Earnings before equity earnings	90.4	78.1	175.7	150.0
Equity earnings, net of tax	0.3	0.4	0.1	1.5
Net earnings	90.7	78.5	175.8	151.5
Net earnings attributable to noncontrolling interests	(2.3)	(2.1)	(4.6)	(4.1)
Net earnings attributable to Snap-on Inc.	$88.4	$76.4	$171.2	$147.4

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.52	$1.31	$2.94	$2.53
Diluted	1.50	1.30	2.90	2.51

Weighted-average shares outstanding:
Basic	58.2	58.2	58.2	58.2
Effect of dilutive options	0.8	0.6	0.9	0.6
Diluted	59.0	58.8	59.1	58.8

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Net sales:
Commercial & Industrial Group	$266.2	$283.4	$532.6	$569.9
Snap-on Tools Group	346.2	325.0	673.5	641.6
Repair Systems & Information Group	246.2	227.4	492.3	453.5
Segment net sales	858.6	835.8	1,698.4	1,665.0
Intersegment eliminations	(94.5)	(97.9)	(192.6)	(191.9)
Total net sales	$764.1	$737.9	$1,505.8	$1,473.1
Financial Services revenue	44.5	39.9	88.5	77.9
Total revenues	$808.6	$777.8	$1,594.3	$1,551.0

Operating earnings:
Commercial & Industrial Group	$33.6	$32.8	$64.2	$62.0
Snap-on Tools Group	54.5	44.5	101.7	90.6
Repair Systems & Information Group	56.7	52.2	113.2	100.8
Financial Services	30.6	25.6	61.1	49.5
Segment operating earnings	175.4	155.1	340.2	302.9
Corporate	(27.0)	(24.9)	(53.5)	(51.3)
Operating earnings	$148.4	$130.2	$286.7	$251.6
Interest expense	(13.8)	(13.9)	(27.4)	(27.8)
Other income (expense) – net	(1.7)	0.1	(2.3)	(0.3)
Earnings before income taxes
and equity earnings	$132.9	$116.4	$257.0	$223.5

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	June 29,	December 29,
	2013	2012

Assets
Cash and cash equivalents	$174.7	$214.5
Trade and other accounts receivable – net	499.9	497.9
Finance receivables – net	355.4	323.1
Contract receivables – net	56.1	62.7
Inventories – net	418.1	404.2
Deferred income tax assets	77.0	81.8
Prepaid expenses and other assets	105.0	84.8
Total current assets	1,686.2	1,669.0

Property and equipment – net	375.1	375.2
Deferred income tax assets	104.4	110.4
Long-term finance receivables – net	520.8	494.6
Long-term contract receivables – net	203.0	194.4
Goodwill	823.9	807.4
Other intangibles – net	192.2	187.2
Other assets	55.9	64.1
Total assets	$3,961.5	$3,902.3

Liabilities and Equity
Notes payable and current maturities of long-term debt	$114.9	$5.2
Accounts payable	157.6	142.5
Accrued benefits	44.6	50.6
Accrued compensation	73.3	88.3
Franchisee deposits	54.8	54.7
Other accrued liabilities	250.9	247.9
Total current liabilities	696.1	589.2

Long-term debt	861.4	970.4
Deferred income tax liabilities	138.5	127.1
Retiree health care benefits	46.0	48.4
Pension liabilities	239.7	260.7
Other long-term liabilities	83.9	87.5
Total liabilities	2,065.6	2,083.3

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	219.6	204.6
Retained earnings	2,193.2	2,067.0
Accumulated other comprehensive loss	(155.9)	(124.2)
Treasury stock at cost	(445.5)	(412.7)
Total shareholders' equity attributable to Snap-on Inc.	1,878.8	1,802.1
Noncontrolling interests	17.1	16.9
Total equity	1,895.9	1,819.0
Total liabilities and equity	$3,961.5	$3,902.3

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Three Months Ended
	June 29,	June 30,
	2013	2012

Operating activities:
Net earnings	$90.7	$78.5
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	13.0	12.6
Amortization of other intangibles	6.5	6.6
Provision for losses on finance receivables	5.6	4.8
Provision for losses on non-finance receivables	2.1	3.5
Stock-based compensation expense	10.0	7.4
Excess tax benefits from stock-based compensation	(1.9)	(0.7)
Deferred income tax benefit	(3.5)	(10.8)
Gain on sale of assets	-	(0.1)
Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) decrease in trade and other accounts receivable	2.4	(5.9)
Increase in contract receivables	(0.8)	(9.3)
Increase in inventories	(15.7)	(15.3)
Increase in prepaid and other assets	(10.5)	(6.6)
Increase in accounts payable	4.4	5.1
Increase in accruals and other liabilities	7.8	21.9
Net cash provided by operating activities	110.1	91.7

Investing activities:
Additions to finance receivables	(177.1)	(149.9)
Collections of finance receivables	124.6	110.1
Capital expenditures	(16.7)	(18.0)
Acquisition of business	(38.2)	-
Disposal of property and equipment	0.2	0.3
Other	(0.3)	-
Net cash used by investing activities	(107.5)	(57.5)

Financing activities:
Proceeds from short-term borrowings	1.6	-
Repayments of short-term borrowings	-	(0.8)
Net increase in other short-term borrowings	2.4	1.2
Cash dividends paid	(22.3)	(19.5)
Purchase of treasury stock	(40.4)	(8.2)
Proceeds from stock purchase and option plans	18.7	9.2
Excess tax benefits from stock-based compensation	1.9	0.7
Other	(2.4)	(2.7)
Net cash used by financing activities	(40.5)	(20.1)

Effect of exchange rate changes on cash and cash equivalents	(1.0)	(2.1)
Increase (decrease) in cash and cash equivalents	(38.9)	12.0

Cash and cash equivalents at beginning of period	213.6	161.6
Cash and cash equivalents at end of period	$174.7	$173.6

Supplemental cash flow disclosures:
Cash paid for interest	$(1.5)	$(1.5)
Net cash paid for income taxes	(57.9)	(32.2)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Six Months Ended
	June 29,	June 30,
	2013	2012

Operating activities:
Net earnings	$175.8	$151.5
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	25.5	25.2
Amortization of other intangibles	12.8	13.0
Provision for losses on finance receivables	9.5	8.7
Provision for losses on non-finance receivables	6.2	6.3
Stock-based compensation expense	19.5	16.1
Excess tax benefits from stock-based compensation	(5.9)	(2.7)
Deferred income tax provision	10.9	2.6
Gain on sale of assets	(0.1)	(0.9)
Changes in operating assets and liabilities, net of effects of acquisition:
Increase in trade and other accounts receivable	(9.9)	(2.9)
Increase in contract receivables	(7.3)	(13.5)
Increase in inventories	(18.8)	(19.4)
Increase in prepaid and other assets	(19.8)	(27.0)
Increase in accounts payable	14.3	20.1
Decrease in accruals and other liabilities	(26.9)	(20.4)
Net cash provided by operating activities	185.8	156.7

Investing activities:
Additions to finance receivables	(321.5)	(285.4)
Collections of finance receivables	247.1	216.2
Capital expenditures	(31.4)	(39.8)
Acquisition of business	(38.2)	-
Disposal of property and equipment	0.5	2.2
Other	(10.5)	-
Net cash used by investing activities	(154.0)	(106.8)

Financing activities:
Proceeds from short-term borrowings	1.6	6.5
Repayments of short-term borrowings	(0.5)	(8.5)
Net increase in other short-term borrowings	9.0	0.2
Cash dividends paid	(44.4)	(39.6)
Purchase of treasury stock	(62.1)	(38.1)
Proceeds from stock purchase and option plans	26.1	22.5
Excess tax benefits from stock-based compensation	5.9	2.7
Other	(5.4)	(6.3)
Net cash used by financing activities	(69.8)	(60.6)

Effect of exchange rate changes on cash and cash equivalents	(1.8)	(1.3)
Decrease in cash and cash equivalents	(39.8)	(12.0)

Cash and cash equivalents at beginning of year	214.5	185.6
Cash and cash equivalents at end of period	$174.7	$173.6

Supplemental cash flow disclosures:
Cash paid for interest	$(27.4)	$(27.7)
Net cash paid for income taxes	(79.5)	(39.1)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Net sales	$764.1	$737.9	$-	$-
Cost of goods sold	(390.9)	(388.0)	-	-
Gross profit	373.2	349.9	-	-
Operating expenses	(255.4)	(245.3)	-	-
Operating earnings before financial services	117.8	104.6	-	-

Financial services revenue	-	-	44.5	39.9
Financial services expenses	-	-	(13.9)	(14.3)
Operating earnings from financial services	-	-	30.6	25.6

Operating earnings	117.8	104.6	30.6	25.6
Interest expense	(13.3)	(13.6)	(0.5)	(0.3)
Intersegment interest income (expense) – net	11.8	10.4	(11.8)	(10.4)
Other income (expense) – net	(1.7)	0.2	-	(0.1)
Earnings before income taxes and equity earnings	114.6	101.6	18.3	14.8
Income tax expense	(35.8)	(32.9)	(6.7)	(5.4)
Earnings before equity earnings	78.8	68.7	11.6	9.4
Financial services – net earnings
attributable to Snap-on Inc.	11.6	9.4	-	-
Equity earnings, net of tax	0.3	0.4	-	-
Net earnings	90.7	78.5	11.6	9.4
Net earnings attributable to noncontrolling interests	(2.3)	(2.1)	-	-
Net earnings attributable to Snap-on Inc.	$88.4	$76.4	$11.6	$9.4

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Net sales	$1,505.8	$1,473.1	$-	$-
Cost of goods sold	(775.7)	(775.5)	-	-
Gross profit	730.1	697.6	-	-
Operating expenses	(504.5)	(495.5)	-	-
Operating earnings before financial services	225.6	202.1	-	-

Financial services revenue	-	-	88.5	77.9
Financial services expenses	-	-	(27.4)	(28.4)
Operating earnings from financial services	-	-	61.1	49.5

Operating earnings	225.6	202.1	61.1	49.5
Interest expense	(26.5)	(27.2)	(0.9)	(0.6)
Intersegment interest income (expense) – net	23.1	20.2	(23.1)	(20.2)
Other income (expense) – net	(2.4)	(0.2)	0.1	(0.1)
Earnings before income taxes and equity earnings	219.8	194.9	37.2	28.6
Income tax expense	(67.7)	(63.0)	(13.6)	(10.5)
Earnings before equity earnings	152.1	131.9	23.6	18.1
Financial services – net earnings
attributable to Snap-on Inc.	23.6	18.1	-	-
Equity earnings, net of tax	0.1	1.5	-	-
Net earnings	175.8	151.5	23.6	18.1
Net earnings attributable to noncontrolling interests	(4.6)	(4.1)	-	-
Net earnings attributable to Snap-on Inc.	$171.2	$147.4	$23.6	$18.1

* Snap-on Incorporated with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	June 29,	December 29,	June 29,	December 29,
	2013	2012	2013	2012

Assets
Cash and cash equivalents	$170.9	$211.2	$3.8	$3.3
Intersegment receivables	14.8	14.1	-	-
Trade and other accounts receivable – net	499.0	497.5	0.9	0.4
Finance receivables – net	-	-	355.4	323.1
Contract receivables – net	7.4	7.4	48.7	55.3
Inventories – net	418.1	404.2	-	-
Deferred income tax assets	64.0	68.8	13.0	13.0
Prepaid expenses and other assets	108.0	88.3	1.8	1.0
Total current assets	1,282.2	1,291.5	423.6	396.1

Property and equipment – net	373.4	373.2	1.7	2.0
Investment in Financial Services	177.9	165.3	-	-
Deferred income tax assets	104.2	110.2	0.2	0.2
Long-term finance receivables – net	-	-	520.8	494.6
Long-term contract receivables – net	11.9	12.1	191.1	182.3
Goodwill	823.9	807.4	-	-
Other intangibles – net	192.2	187.2	-	-
Other assets	57.4	65.3	1.0	1.1
Total assets	$3,023.1	$3,012.2	$1,138.4	$1,076.3

Liabilities and Equity
Notes payable and current maturities of long-term debt	$22.3	$5.2	$92.6	$-
Accounts payable	157.3	142.1	0.3	0.4
Intersegment payables	-	-	14.8	14.1
Accrued benefits	44.6	50.6	-	-
Accrued compensation	71.6	84.9	1.7	3.4
Franchisee deposits	54.8	54.7	-	-
Other accrued liabilities	221.7	207.8	36.5	46.9
Total current liabilities	572.3	545.3	145.9	64.8

Long-term debt and intersegment long-term debt	64.0	143.2	797.4	827.2
Deferred income tax liabilities	137.7	125.7	0.8	1.4
Retiree health care benefits	46.0	48.4	-	-
Pension liabilities	239.7	260.7	-	-
Other long-term liabilities	67.5	69.9	16.4	17.6
Total liabilities	1,127.2	1,193.2	960.5	911.0

Total shareholders' equity attributable to Snap-on Inc.	1,878.8	1,802.1	177.9	165.3
Noncontrolling interests	17.1	16.9	-	-
Total equity	1,895.9	1,819.0	177.9	165.3
Total liabilities and equity	$3,023.1	$3,012.2	$1,138.4	$1,076.3

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561